Joint Filer Information


NAME: GLG Partners Limited

ADDRESS:   c/o GLG Partners LP
-------    1 Curzon Street
           London W1J 5HB
           England

DESIGNATED FILER: GLG Partners LP
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ISSUER AND TICKER SYMBOL: Bekem Metals, Inc. (BKMM)
------------------------

DATE OF EVENT REQUIRING STATEMENT: July 7, 2006
---------------------------------

SIGNATURE:

                       By:   /s/ Emmanuel Roman
                             ------------------------
                       Name:  Emmanuel Roman
                       Title: Managing Director



                       By:   /s/ Victoria Parry
                             ------------------------
                       Name:  Victoria Parry
                       Title: Senior Legal Counsel

                             Joint Filer Information

NAME: Emmanuel Roman, Noam Gottesman and Pierre Lagrange

ADDRESS:  c/o GLG Partners LP
-------   1 Curzon Street
          London W1J 5HB
          England

DESIGNATED FILER: GLG Partners LP
----------------

ISSUER AND TICKER SYMBOL: Bekem Metals, Inc. (BKMM)
------------------------

DATE OF EVENT REQUIRING STATEMENT: July 7, 2006
---------------------------------

SIGNATURE:        /s/ Emmanuel Roman
---------         ------------------------------
                  EMMANUEL ROMAN, individually and on
                  behalf of Noam Gottesman and Pierre Lagrange

The Powers of Attorney executed by Noam Gottesman and Pierre Lagrange, authorizing Emmanuel Roman to sign and file this Form 4 on each person's behalf, which were filed with the Schedule 13G filed with the Securities and Exchange Commission on December 15, 2006 by such Reporting Persons with respect to the common stock of Movado Group, Inc., are hereby incorporated by reference.